Exhibit 10.1

FINANCING AND SECURITY AGREEMENT

INTRODUCTION

This Financing and Security Agreement (“Agreement”) is made and entered into on December 5, 2023 (the “Effective Date”) by and between SUPER LEAGUE ENTERPRISE, INC., (‘Super League”), MOBCRUSH STREAMING INC. (“Mobcrush”), and INPVP, LLC (“InPVP”) (each a “Borrower” and collectively the “Borrower”) and SLR DIGITAL FINANCE LLC (“Lender”). Lender may make, in accordance with the terms herein, Advances from time to time in its sole and absolute discretion, against the Face Amount of certain of Borrower’s Accounts, provided that Borrower agrees to the provisions of this Agreement. Capitalized terms used herein are defined in Section 36 below.

(a)	Maximum Line Amount: Four Million Dollars ($4,000,000)
(b)	Advance Rate: Eighty-Five Percent (85%) of gross value of Invoices
(c)	Minimum Invoice Size: One thousand dollars ($1,000)
(d)

Financing Fee: A monthly rate equivalent to 1/12 of the Facility Rate multiplied by the daily Outstanding Amount; provided that, for the first 30 days after each Advance the Financing Fee due with respect to such Advance for such 30 day period or part thereof shall not be less than the product of 1/12 of the Facility Rate multiplied by the amount of such Advance.

(e)	Facility Rate: The sum of: (x) the Prime Rate plus (y) 2% per annum.
(f)

Facility Fee: In consideration of Lender’s entering into this Agreement, Borrower shall pay to Lender a facility fee (the “Facility Fee”) for the entire Term in the amount of 2% of the Maximum Line Amount then in effect as set forth in Section 5.2 which Facility Fee will be fully earned on the Effective Date for the entire Term and on the first date of any Renewal Term for the entire Renewal Term. As an accommodation to Borrower, the Facility Fee shall be due and payable in monthly installments (except as set forth in Section 5.2), commencing on the last day of the month of the Effective Date (and the last day of the month in which any Renewal Term commences) and on each subsequent one-month anniversary of such date until paid in full. Notwithstanding the foregoing, the unpaid balance of the Facility Fee shall be payable in full on the earlier of (a) the termination of this Agreement, (b) the last day of the then effective Term, and (c) at Lender’s option, upon Lender’s declaration of an Event of Default.

(g)	Misdirected Payment Fee: Twenty percent (20%) multiplied by the amount of any applicable misdirected payment.
(h)	Wire Fee: An amount equal to Thirty-Five Dollars ($35.00).
(i)	Servicing Fee. An amount equal to 0.30% multiplied by the actual average daily Outstanding Amount for the applicable month.
(j)

Minimum Utilization Amount: Borrower shall utilize the facility hereunder such that the monthly average aggregate Advances outstanding is at Four Hundred Thousand Dollars ($400,000) (the “Minimum Utilization”).  In the event Borrower’s monthly utilization is less than the applicable Minimum Utilization for any month, the Financing Fee for such month shall be calculated as if the applicable Minimum Utilization had been satisfied.

(k)	Concentration Limit – 25%. In the event the percentage exceeds the foregoing limit, Lender may exercise its right not to finance more Accounts of said Account Debtor.
(l)	Term – 24 Months.
(m)

Termination: Subject to the payment of the Termination Fee described below, Borrower may terminate this Agreement at any time upon 60 days prior written notice to Lender whereupon this Agreement shall terminate upon repayment in full of the outstanding Obligations (inclusive of the Termination Fee). Upon Complete Termination, the Lender will release its security interest in the Collateral at the expense of the Borrower.

(n)

Termination Fee: During the Initial Term, an amount equal to (1) 2.0% of the Maximum Line Amount with respect to any termination of this Agreement occurring on or prior to the first anniversary of the Effective Date, (2) 1.0% of the Maximum Line Amount with respect to any termination of this Agreement occurring after the first anniversary of the Effective Date but on or prior to the second anniversary of the Effective Date, (3) 1% of the Maximum Line Amount for any termination occurring during any Renewal Term, and (4) $0 with respect to any termination of this agreement occurring on the last day of the Initial Term or any Renewal Term so long as the notice of termination requirements have been met.

(o)	Systems Access Fee: Borrower shall pay to Lender a fee in an amount equal to seven hundred fifty dollars ($750) per month in connection with the software program for collateral reporting.

SIGNATURES

By their signatures below, the parties represent they have read, understand and agree to be bound by the Financing and Security Agreement, including the Standard Terms and Conditions referenced herein.

BORROWER AND LENDER have executed this Agreement through their authorized officers as of the date set forth above.

“BORROWER”

SUPER LEAGUE ENTERPRISE, INC.

/s/ Clayton Haynes

Name: Clayton Haynes

Title: CFO

MOBCRUSH STREAMING INC.

/s/ Clayton Haynes

Name: Clayton Haynes

Title: CFO

INPVP, LLC

/s/ Clayton Haynes

Name: Clayton Haynes

Title CFO

“LENDER”

SLR DIGITAL FINANCE LLC

/s/ Kaitlyn Dorrlacombe

Name: Kaitlyn Dorrlacombe

Title: SVP, Underwriting

Contact Information:

SLR DIGITAL FINANCE LLC

15260 Ventura Blvd, Ste 700

Sherman Oaks, CA 91403

Ph: (310) 651-9201

e-mail: media-legal@slrbc.digital

Contact Information:

Super League Enterprise, Inc.

Mobcrush Streaming Inc.

InPVP, LLC

2912 Colorado Avenue, Suite 203

Santa Monica, California 90404

Ph: (802) 294-2754

e-mail: clayton.haynes@superleague.com

Banking Information:

Bank: Wells Fargo

Address: 420 Montgomery St, San Francisco, CA 94104

ABA or Swift #: 121000248

Account #: 3360458826

FINANCING AND SECURITY AGREEMENT STANDARD TERMS AND CONDITIONS

1. Financing; Billing.

1.1. Financing

1.1.1. Borrower hereby assigns all of its Accounts upon their creation to Lender, whether now existing or hereafter arising, and shall submit all Invoices evidencing its Accounts electronically to Lender for financing in accordance with the terms and provisions of this Agreement.

1.1.2. Each Account submitted by Borrower for an Advance shall be accompanied by such additional documentation supporting and evidencing the Account as required by Lender.

1.1.3. Lender may, in its sole discretion, make Advances from time to time up to the sum of (a) the Advance Rate multiplied by the amount of Accounts deemed eligible by Lender in its sole discretion for borrowing purposes and that meet the representations in Section 14.6 minus (b) the Required Reserve Amount and any amounts due to Lender from Borrower, including, without limitation, any amounts due under Sections 2.1 and 3.1 hereof.

1.1.4 Lender may decline to make an Advance with respect to (a) any Account to the extent that the amount of such Account, when added to the other Accounts arising from the same Account Debtor exceeds the Concentration Limit of the unpaid amount of the Outstanding Amount or (b) any Account it deems to be ineligible for any other reason, in its sole discretion.

1.1.5 Unless otherwise agreed to by Lender, the Outstanding Amount shall not exceed the lesser of (a) the Maximum Line Amount and (b) the Advance Rate multiplied by the amount of Accounts deemed eligible for Advances.

1.1.6. Accounts submitted to Lender for financing must exceed Minimum Invoice Size as stated in the General Rates and Fees, except as otherwise agreed by both parties in writing.

1.1.7. To the extent Lender has elected to make an Advance in its sole discretion with respect to any Account, Lender shall make such Advance available to Borrower within three (3) business days of the day such Account is submitted.

1.1.8. All Advances made hereunder are at the absolute sole discretion of the Lender.

1.2. Cash Management. Borrower will deliver a Notice of Assignment (in the form provided by Lender to Borrower) to all Account Debtors advising them of the assignment of the Accounts and instructing them to make payments directly and only to Lender and before sending any Invoice to an Account Debtor, shall mark same with the payment instructions set forth in such Notice of New Remittance Instructions. If Borrower receives proceeds of Collateral, it shall hold such proceeds in trust for Lender in the form received and remit such proceeds to Lender immediately (but not longer than two (2) business days after receipt). Any proceeds not turned over in accordance herewith may be subject to a fee equal to twenty percent (20%) of the amount of such proceeds, which fee may be charged to the Borrower’s account.

2. Reserve Account.

2.1. Borrower shall pay to Lender on demand the amount of any Reserve Shortfall.

2.2. Upon request of the Borrower, Lender shall pay to Borrower any amount by which the Reserve Account exceeds the Required Reserve Amount, unless the reserve is necessary to cover other Obligations of the Borrower, as determined by Lender in its sole discretion.

2.3. Lender may charge the Reserve Account with any Obligation.

2.4. Lender may pay any amounts due Borrower hereunder by a credit to the Reserve Account.

2.5. Lender may retain the Reserve Account until Complete Termination.

3. Exposed Payments.

3.1. Upon termination of this Agreement Borrower shall pay to Lender (or Lender may retain), to hold in a non-segregated non-interest-bearing account, the amount of all Exposed Payments plus the estimated cost of any litigation or defense of litigation with respect to such Exposed Payments (the “Preference Reserve”).

3.2. Lender may charge the Preference Reserve with the amount of any Exposed Payments that Lender pays to the bankruptcy estate, receivership estate, assignee for benefit of creditors, creditor body or representative of any of the foregoing of the Account Debtor that made the Exposed Payment or on whose behalf such Exposed Payment was made, on account of a claim asserted under Sections 547, 548, 549 or 550 of the Bankruptcy Code or any equivalent type state or federal law, rule or regulation.

3.3. Lender shall refund to Borrower from time to time that balance of the Preference Reserve for which a claim under Sections 547, 548, 549 or 550 of the Bankruptcy Code or any equivalent type state or federal law, rule or regulation can no longer be asserted against the Exposed Payments due to the passage of the statute of limitations, settlement with the bankruptcy estate, receivership estate, assignee for benefit of creditors, creditor body or representative of any of the foregoing. The provisions of Sections 3.2 and 3.3 shall survive Complete Termination of the is Agreement.

4. Authorization for Financing. Subject to the terms and conditions of this Agreement, Lender is authorized to finance Accounts upon instructions received via Lender’s online funding portal from anyone purporting to be an officer, employee or representative of Borrower, including from any person previously approved by Borrower to provide instructions via Lender’s online funding portal.

5. Fees and Expenses. Borrower shall pay to Lender:

5.1. Financing Fee. The Financing Fee shall be due on the date on which a Financed Account is Closed. Financing Fees and interest hereunder are computed on the basis of actual days elapsed over a 360-day year. Upon and during the continuance of any Event of Default, Lender may charge interest at the Default Rate.

5.2. Facility Fee. (a) The Facility Fee, which shall be two percent (2.0%) of the Maximum Line Amount and fully earned by Lender on the Effective Date, is payable in 24 equal monthly installments and charged to Borrower’s account on the last day of each month until paid in full. The Facility Fee is non-refundable and not subject to rebate or pro-ration for any reason.

(b)        For any Renewal Term, Borrower shall pay to Lender a Facility Fee equal to two percent (2.0%) of the Maximum Line Amount. One twenty-fourth (1/24) of such Facility Fee shall be paid on the last day of the month during which a Renewal Term commences, and the remaining amount during the Renewal Term shall be paid in installments of like amount on the last day of each month thereafter until paid in full.

The Facility Fee for the Initial Term and any Renewal Term is deemed to be fully earned upon the execution of this Agreement or the date of commencement of any Renewal Term. The unpaid balance of the Facility Fee for the entire Initial or Renewal Term based on then effective Maximum Line Amount shall be payable in full i) on the termination of this Agreement by Borrower other than on the last day of any Initial or Renewal Term, and ii) and at Lender's option, upon Lender's declaration of an Event of Default. If Borrower terminates this Agreement on the last day of the Initial or Renewal Term or Lender terminates this Agreement when no Event of Default has occurred, such Facility Fee shall be based on the lesser of the Maximum Line Amount or the then effective Benchmark Amount at termination.

5.3. Servicing Fee. In consideration of Lender’s services for each calendar month, Borrower shall pay to Lender the Servicing Fee on the last day of each calendar month during the Term, including each Renewal Term, or so long as the Obligations are outstanding.

5.4. Minimum Utilization Fee. If the average daily Outstanding Amount during any calendar month is less than the Minimum Utilization Amount, Borrower shall pay to Lender the Minimum Utilization Fee equal to the Facility Rate multiplied by the amount by which the Minimum Utilization Amount exceeds such average daily Outstanding Amount. Such fee shall be charged to the Borrower’s account on the last day of each month.

5.5. Misdirected Payment Fee. In the event an Account Debtor (a) fails to pay all Advances directly to Lender, and (b) does not notify Lender and forward the full amount to Lender within four (4) business days of receipt of such misdirected payment, Borrower shall pay to Lender the Misdirected Payment Fee.

5.6. Wire Fees. Lender shall charge Borrower’s account with the Wire Fee for each outgoing wire transfer to or on behalf of the Borrower.

5.6. Maximum Compensation. In no event shall interest exceed the maximum rate permitted by law and if any provision of this Agreement relating to interest is in contravention of any applicable law, such provision shall be deemed amended to provide for interest at said maximum rate and any excess amount shall be applied to reduce the Outstanding Amount.

5.7. Expenses. Borrower shall reimburse Lender for the out-of-pocket expenses directly incurred by Lender in the administration of the Advances made pursuant hereto, in the protection, preservation or enforcement of its rights hereunder and any consultations with respect thereto, fees and expenses related to any lockbox, FactorSQL, NetLink fees, postage, legal fees set forth in Section 27 and field examinations, collateral analysis, and audits (“Audits”). Notwithstanding anything to the contrary contained herein, absent the existence of either an Event of Default or a request by Borrower to modify the terms of this Agreement, Borrower shall not be required to pay for more than 2 Audits during any contract year so long as there is no Event of Default and Borrower has not requested any change or modification to this Agreement or the financing provided hereunder.

6. Refunding of Accounts. With respect to any of the following Financed Accounts, Lender may require that Borrower repay the then unpaid Face Amount thereof, together with any unpaid fees relating thereto on demand, or, at Lender's option, by Lender's charge to the Reserve Account:

6.1. Any Financed Account, the payment of which has been disputed by the Account Debtor obligated thereon, Lender being under no obligation to determine the bona fide nature of such dispute;

6.2. Any Financed Account regarding which Borrower has breached any representation or warranty as set forth in Section 14.

6.3. Any Financed Account owing from an Account Debtor which (a) in Lender’s reasonable credit judgment has become insolvent or (b) has indicated an inability or unwillingness to pay the Financed Account when due;

6.4. All Financed Accounts if so demanded by Lender upon the occurrence of an Event of Default, or upon the termination date of this Agreement; and

6.5. Any Financed Account that remains unpaid beyond its Late Payment Date or that ceases to qualify as an Eligible Account.

7. Security Interest.

7.1. As security for the full and prompt payment and performance of the Obligations, Borrower grants to Lender a continuing first priority security interest in the Collateral.

8. Clearance Days. The receipt of any item of payment by Lender for the sole purpose of determining availability hereunder, subject to final payment of such item, shall be provisionally applied to reduce the Outstanding Amount on the date of receipt of such item of payment by Lender; provided however, the receipt of such item of payment by Lender for determining the calculation of interest on the Obligations and the calculation of the Financing Fees, shall not be deemed to have been paid to Lender until four (4) business days after the date of Lender's actual receipt of such item of payment.

9. Authorization to Lender.

9.1. Authorization: Borrower explicitly authorizes and grants to Lender the ability for Lender (acting through any of its employees, attorneys or agents) at any time, at its option but without obligation, with or without notice to Borrower, and at Borrower's sole expense, to do any or all of the following, in Borrower's name or otherwise until all of the Obligations have been paid in full:

9.1.1. Receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all proceeds of any Collateral securing the Obligations or the proceeds thereof;

9.1.2. Take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon the Accounts;

9.1.3. Pay any sums necessary to discharge any lien or encumbrance which is senior to Lender's security interest in any assets of Borrower, which sums shall be included as Obligations hereunder;

9.1.4. Verify the amount and validity of any Account created by Borrower;

9.1.5. File, in form satisfactory to Lender, one or more financing statements, amendments thereto and continuations thereof under the UCC naming Borrower as debtor and Lender as secured party and indicating the Collateral herein specified, in all jurisdictions deemed necessary or desirable by Lender in order to perfect, preserve and protect its security interest in the Collateral;

9.1.6. Advise third parties that any notification to Borrower’s Account Debtors will interfere with Lender’s collection rights;

9.1.7. Accept, endorse and deposit on behalf of Borrower any checks tendered by an Account Debtor “in full payment” of its obligation to Borrower. Borrower shall not assert against Lender any claim arising therefrom, irrespective of whether such action by Lender effects an accord and satisfaction of Borrower's claims, under §3-311 of the UCC, or otherwise; and

9.1.8. After an Event of Default: (a) notify any Account Debtor obligated with respect to any Account, that the underlying Account has been assigned to Lender by Borrower and that payment thereof is to be made to the order of and directly and solely to Lender, (b) change the address for delivery of mail to Lender and to receive and open mail addressed to Borrower; (c) with respect to any dispute or claim that Lender determines could result in a reduction of the payment of an Account, compromise, adjust or otherwise dispose of such dispute or claim and (d) initiate electronic debit or credit entries through the ACH system to any deposit account maintained by Borrower and Borrower will be responsible for such fees or charges for non-payment, as if Borrower had delivered a “NSF” check or made no payment to Lender; and

9.1.9 Notify any Payor obligated with respect to an Account that the underlying Account has been assigned, sold and transferred to Lender and is payable solely and directly to Lender.

9.2. Non-Exclusive License. Borrower grants Lender a non-exclusive license to use any data collected in connection with the administration of this Agreement or Lender’s credit portfolio provided that no personally identifiable information is disclosed to any other person and such use is solely for Lender’s business purposes,

9.3 Related Costs. Any and all sums paid and any and all costs, expenses, liabilities, obligations and legal costs and fees incurred by Lender with respect to the foregoing shall be added to and become part of the Obligations. In no event shall Lender's rights under the foregoing authorization or any of Lender's other rights under this Agreement be deemed to indicate that Lender is in control of the business, management of properties of Borrower.

10. Publicity.

10.1 Borrower hereby authorizes Lender to make appropriate announcements of the financial arrangement entered into by and between Borrower and Lender, including without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Lender shall deem appropriate. The content of such announcements shall be subject to Borrower’s approval which shall not be unreasonably withheld or delayed.

11. Electronic Transactions Authorization. The Parties agree that all business between one another shall be conducted by electronic means and adopt the provisions of the California Uniform Electronic Transactions Act (UETA) as set forth in California Civil Code, Division 3, Part 2, Title 2.5, Sections 1633.1 – 1633.17, inclusive, and shall specifically include documents executed by DocuSign. Each document that is subject to or provided in furtherance of this Agreement, all documents provided in furtherance thereof, as amended, modified or supplemented from time to time that a party has sent to the other by electronic means or the Borrower has clicked to approve to adopt this Agreement or Borrower submits through the online reporting system shall be intended as and constitute an original and deemed to contain a valid signature for all purposes acknowledging and consenting to the terms of the agreement applicable thereto. In furtherance of the above, the Borrower hereby authorizes Lender to regard the Borrower’s printed name or electronic approval for any document, agreement, assignment schedules or invoices as the equivalent of a manual signature by one of the Borrower's authorized officers or agents. The Borrower’s failure to promptly deliver to Lender any schedule, report, statement, writing or other information (“Record”) required by this Agreement or any document related hereto shall not affect, diminish, modify or otherwise limit Lender’s security interests in the Collateral. Lender may rely upon, and assume the authenticity of, any such electronic approval, and any material applicable to such approval as the duly confirmed, authorized and approved signature of the Borrower by the person approving same, shall constitute an “authenticated” record for all purposes (including, without limitation, the Uniform Commercial Code) and shall satisfy the requirements of any applicable statute of frauds. Borrower is not required to agree to conduct business pursuant to the UETA and the Advances being granted in furtherance of this Agreement are not conditioned upon Borrower agreeing to conduct business in accordance with the UETA. Borrower may terminate this Electronic Transactions Authorization by providing Lender with not less than ten (10) days’ written notice as provided in Section 35.1, below. Thereafter, Borrower shall incur and be responsible to pay Lender a “Manual Reporting Fee” for any Record when manually submitted by Borrower to Lender or for any statement or report delivered manually by Lender to Borrower. Borrower’s rights and access to any online internet services that Lender makes available to Borrower shall be provisional during any period of time that Lender determines that extraordinary circumstances exist and during such period Lender may limit or terminate Borrower’s access to online services.

12. Covenants By Borrower.

12.1. Accounts. After written notice by Lender to Borrower, and automatically, without notice after an Event of Default, Borrower shall not, without the prior written consent of Lender in each instance, (a) grant any extension of time for payment of any of its Accounts, (b) compromise or settle any of its Accounts for less than the full amount thereof, (c) release in whole or in part any Account Debtor, or (d) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the Accounts.

12.2. Audits. Borrower shall provide Lender or its designee access, during reasonable business hours (provided that after the occurrence and during the continuance of an Event of Default, Lender shall be provided access at any time) to all premises where Collateral is located for the purposes of conducting Audits and inspecting (and removing, if after the occurrence of an Event of Default) any of the Collateral, including Borrower's books and records, and Borrower shall permit Lender or its designee to make copies of such books and records or extracts therefrom as Lender may request. Lender may use any of Borrower's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of accounts and realization on other Collateral as Lender, in its sole discretion, deems appropriate. Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender at Borrower's expense all financial information, books and records, work papers, management reports and other information in their possession relating to Borrower. Borrower shall provide Lender with passwords or other access rights necessary for Lender to view Borrower’s bank accounts and any customer portals or other systems used by Borrower to transmit invoices to its customers.

12.3. Taxes. Borrower shall pay when due all payroll and other taxes, and shall provide proof thereof to Lender in such form as Lender shall reasonably require.

12.4. Liens or Indebtedness. Borrower shall not: (a) create, incur, assume or permit to exist, any lien upon or with respect to any of its assets or (b) incur any indebtedness for borrowed money other than as set forth on Schedule 12.4 attached hereto.

12.5. Avoidance Claims

12.5.1. Borrower shall indemnify Lender from any loss (including defense costs, expenses and legal fees) arising out of the assertion, defense, or judgment or otherwise of any Avoidance Claim, and shall pay to Lender on demand the amount thereof.

12.5.2. Borrower shall notify Lender within two business days after Borrower becomes aware of the assertion of an Avoidance Claim.

12.5.3. Section 12.5 shall survive termination of this Agreement.

12.6. No ACH Debit Block. Borrower shall at all times maintain each of its deposit accounts in a manner that allows Lender to utilize the ACH authorization set forth in Section 10 or otherwise herein. Borrower shall not use any ACH debit block or any other service or functionality that prevents Lender from initiating and completing electronic debit or credit entries through the ACH system to any deposit account maintained by Borrower.

12.7 Disposal of Assets. Borrower shall not convey, sell, lease, license, assign, transfer, or otherwise dispose any of its assets in a manner not in the ordinary-course-of-business.

12.8 Corporate Changes. Borrower shall not (a) change its name or state of incorporation or formation without giving Lender at least 30 days prior written notice, (b) enter into any merger, division, consolidation or other reorganization, or (c) establish or create any subsidiaries unless Lender consents thereto and such subsidiary is joined as a Borrower hereto.

12.9 Location of Collateral. Borrower will provide Lender with at least thirty (30) days prior written notice in the event Borrower moves the Collateral, or obtains, opens or maintains any new or additional place(s) for the conduct of Borrower's business or the location of any Collateral, or closes any existing place of business.

12.10 Financial Reporting. Borrower will deliver to Lender: (a) as soon as available, but in any event within 45 days after the end of each of Borrower's fiscal months, consolidated company-prepared financial statements in reasonable detail and prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) (other than with respect to footnote disclosure or year-end audit adjustments) covering Borrower’s operations during such period, (b) as soon as available, but in any event no later than the date that is 30 days prior to the start of each of Borrower’s fiscal years, copies of Borrower’s projections, budget and forecasts, in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Lender, for the forthcoming fiscal year, on a month by month basis, (c) as soon as available, but in any event within 120 days after the end of each of Borrower’s fiscal years, CPA audited financial statements in reasonable detail and prepared in accordance with U.S. generally accepted accounting principles, (d) Copies of all deferral and state tax returns within seven days of the date such returns were filed, and (e) upon the request of Lender, any other information reasonably requested relating to the financial condition of Borrower.

12.11 Deferred Revenue Report. With each request for an Advance made by Borrower hereunder, Borrower shall submit a report of deferred revenue by debtor that is current through the date of each Advance request.

13. Account Disputes. Borrower shall notify Lender promptly of and, if requested by Lender, will settle all disputes concerning any Financed Account, at Borrower's sole cost and expense. Lender may, but is not required to, attempt to settle, compromise, or litigate (collectively, “Resolve”) the dispute upon such terms, as Lender in its sole discretion deem advisable, for Borrower's account and risk and at Borrower's sole expense. Upon the occurrence of an Event of Default, Lender may Resolve such issues with respect to any Account of Borrower.

14. Representation and Warranties. Borrower hereby makes the following representations and warranties all of which shall be deemed true at all times:

14.1. Existence and Power. If Borrower is a partnership, limited liability company, or corporation, Borrower is and will continue to be duly authorized, validly existing and in good standing under the laws of the jurisdiction of its organization until all of the Obligations have been paid in full. Borrower is and will continue to be qualified and licensed in all jurisdictions in which the nature of the business transacted by it, or the ownership or leasing of its property, make such qualification and licensing necessary, and Borrower has and will continue to have all requisite power and authority to carry on its business as it is now, or may hereafter be, conducted.

14.2. Authority. Borrower is, and will continue to be, duly empowered and authorized to enter into, and grant security interests in its property, pursuant to and perform its obligations under, this Agreement, and all other instruments and transactions contemplated hereby or relating hereto. The execution, delivery and performance by Borrower of this Agreement, and all other instruments and transactions contemplated hereby or relating hereto, have been duly and validly authorized, are enforceable against the Borrower in accordance with their terms, and do not and will not violate any law or any provision of, nor be grounds for acceleration under, any agreement, indenture, note or instrument which is binding upon Borrower, or any of its property, including without limitation, Borrower's Operating Agreement, Partnership Agreement, Articles of Incorporation, By-Laws and any Shareholder Agreements (as applicable).

14.3. Name; Trade Names and Styles. Except as provided in Schedule 14.3 below, Borrower’s legal name is exactly as set forth above and Borrower has not in the past five (5) years changed its legal name or been known by any other name, been party to a merger, division, consolidation or other change in structure. Listed below in Schedule 14.3 is each prior true name of Borrower and each fictitious name, trade name and trade style by which Borrower has been, or is now known, or has previously transacted, or now transacts business, as aforementioned noted. Borrower has complied, and will hereafter comply, with all laws relating to the conduct of business under, the ownership of property in, and the renewal or continuation of the right to use, a corporate, fictitious or trade name or trade style.

14.4 Place and Nature of Business. Borrower does not engage in any Restricted Industry. Borrower's books and records including, but not limited to, the books and records relating to Borrower's Accounts, are and will be kept and maintained at Borrower's address set forth above unless and until Lender otherwise consents in writing. In addition to Borrower's address, Borrower has places of business and maintains Collateral located only at Borrower’s address or such other location disclosed in writing to Lender.

14.5 Title to Collateral; Liens. Borrower is now, and will at all times hereafter be, the true, lawful and sole owner of all the Collateral, subject to the security interest granted to Lender. The Collateral now is and will hereafter remain, free and clear of any and all liens, charges, security interests, encumbrances and adverse claims other than Lender’s security interest. Lender now has, and will hereafter continue to have, a fully perfected and enforceable first priority security interest in all of the Collateral, and Borrower will at all times defend Lender and the Collateral against all claims and demands of others.

14.6. Financed Accounts. Each and every Financed Account sold and assigned to Lender shall, on the date the assignment is made and thereafter, comply with all of the following representations and warranties: (a) each Financed Account represents an undisputed bona fide existing unconditional obligation of the Account Debtor created by the sale, delivery, and acceptance of goods or the rendition of services in the ordinary course of Borrower's business; (b) each Financed Account is owned by Borrower free and clear of any and all deductions, disputes, liens, security interests and encumbrances; (c) the Account Debtor has received and accepted the goods sold and services rendered which created the Financed Account and the invoice therefor and will pay the same without any dispute; (d) no Account Debtor on any Financed Account is a shareholder or partner owning more than ten percent (10%) of Borrower’s equity interests, director, or agent of Borrower, or is a person or entity controlling, controlled by or under common control with Borrower, or is engaged in a Restricted Industry; (e) no Financed Account is owed by an Account Debtor to whom Borrower is or may become liable in connection with goods sold or services rendered by the Account Debtor to Borrower or any other transaction or dealing between the Account Debtor and Borrower; and (f) each Financed Account arises from a contractual agreement that is governed by the law of a state of the United States of America or such other jurisdiction as approved by Lender in writing. Immediately upon discovery by Borrower that any of the foregoing representations or warranties, are or have become untrue with respect to any Financed Account, Borrower shall immediately give written notice thereof to Lender.

14.7. Solvency of Account Debtors. Borrower has not received notice or otherwise learned of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any applicable Account Debtor regarding Financed Accounts.

14.8 Intellectual Property. Except as disclosed on Schedule 14.8 attached hereto, Borrower does not have any registered patents, copyrights, trademarks, or material licenses to use trademarks, patents and copyrights of others.

15. Indemnification. Borrower agrees to indemnify Lender against and save Lender harmless from any and all manner of suits, claims, liabilities, demands and expenses (including reasonable legal fees and collection costs) resulting from or arising out of this Agreement, whether directly or indirectly, including the transactions or relationships contemplated hereby (including the enforcement of this Agreement), and any failure by Borrower to perform or observe its obligations under this Agreement. This Section 15 shall survive termination of this Agreement.

16. Disclaimer of Liability. In no event will Lender be liable to Borrower for any lost profits, lost savings or other consequential, incidental, punitive or special damages resulting from or arising out of or in connection with this Agreement, the transactions or relationships contemplated hereby or Lender's performance or failure to perform hereunder, even if Lender has been advised of the possibility of such damages.

17. Default.

17.1. Events of Default. The occurrence of any one of more of the following shall constitute an Event of Default hereunder: (a) Borrower fails to pay or perform any Obligation as and when due; (b) there shall be commenced by or against Borrower or any guarantor of the Obligations any voluntary or involuntary case under the United States Bankruptcy Code, or any assignment for the benefit of creditors, or appointment of a receiver or custodian for any of its assets, or Borrower makes or sends notice of a bulk transfer; (c) Borrower or any guarantor of the Obligations shall become insolvent in that its debts are greater than the fair value of its assets, or is generally not paying its debts as they become due or is left with unreasonably small capital; (d) any lien, garnishment, attachment, execution or the like is issued against or attaches to the Borrower, the Financed Accounts, or the Collateral; (e) Borrower shall breach any covenant, agreement, warranty, or representation set forth herein; (f) Borrower delivers any document, financial statement, schedule or report to Lender which is false or incorrect in any material respect; (g) Lender, at any time, acting in good faith and in a commercially reasonable manner, deems itself insecure with respect to the prospect of repayment or performance of the Obligations; (h) Borrower defaults under any other agreement for indebtedness if the effect of such default is to enable the holder of such indebtedness to make demand for payment prior to the maturity thereof and such default continues beyond any applicable grace or cure period; (i) Borrower or any of its senior management is criminally indicted or convicted of a felony offense under any state or federal law; (j) A Change of Control occurs; (k) Lender fails to have a perfected first priority security interest in any of the Collateral; (l) Borrower suspends or ceases operation of all or a material portion of its business, (m) there shall be issued or filed against Borrower or any guarantor of the Obligations an order, writ or judgment adversely affecting the Borrower, such guarantor or the Collateral that is not vacated, stayed, bonded or satisfied within thirty (30) days after such issuance or filing; (n) any present or future guarantor of the Obligations revokes, terminates or fails to perform any of the terms of any guaranty, endorsement or other agreement of such party in favor of Lender or any affiliate of Lender or shall notify Lender of its intention to rescind, modify, terminate or revoke any guaranty of the Obligations, or any such guaranty shall cease to be in full force and effect for any reason whatever; or (o) there is a material adverse change in Borrowers or Guarantors business, prospects or financial condition.

17.2. No Waiver by Lender. LENDER’S FAILURE TO CHARGE OR ACCRUE INTEREST OR FEES AT ANY “DEFAULT” OR “PAST DUE” RATE SHALL NOT BE DEEMED A WAIVER BY LENDER OF ITS RIGHT TO DO SO RETROACTIVELY TO THE OCCURRENCE OF ANY EVENT OF DEFAULT.

The failure of Lender at any time or times hereafter to require Borrower strictly to comply with any of the provisions, warranties, terms or conditions of this Agreement or any other present or future instrument or agreement between Borrower and Lender shall not waive or diminish any right of Lender thereafter to demand and receive strict compliance therewith and with any other provision warranty, term and condition; and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto and whether of the same or of a different type. None of the provisions, warranties, terms or conditions of this Agreement or other instrument or agreement now or hereafter executed by Borrower and delivered to Lender shall be deemed to have been waived by any act or knowledge of Lender or its agents or employees, but only by a specific written waiver signed by an officer of Lender and delivered to Borrower.

17.3 Waiver of Notice by Borrower. Borrower waives any and all notices or demands which Borrower might be entitled to receive with respect to this Agreement, or any other agreement by virtue of any applicable law. Borrower hereby waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, Account, general intangible, document or guaranty at any time held by Lender on which Borrower is or may in any way be liable, and notice of any action taken by Lender unless expressly required by this Agreement. Borrower hereby ratifies and confirms whatever Lender may do pursuant to this Agreement and agrees that Lender shall not be liable for the safekeeping of the Collateral or any loss or damage thereto, or diminution in value thereof, from any cause whatsoever, any act or omission of any carrier, warehouseman, bailee, forwarding agent or other person, or any act of commission or any omission by Lender or its officers, employees, agents, or attorneys, or any of its or their errors of judgment or mistakes of fact or of law.

18. Remedies.

18.1 Generally. Upon the occurrence of any Event of Default, and at any time thereafter, Lender, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower) may do any one or more of the following: (a) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, and any other document or agreement; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation as well as charging the Default Rate on the Obligations above and in addition to any applicable rate hereunder; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes Lender without judicial process to enter onto any of the Borrower's premises without hindrance to search for, take possession of, keep, store, or remove any of the Collateral and remain on such premises or cause a custodian to remain thereon in exclusive control thereof without charge for so long as Lender deems necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Lender seek to take possession of any or all of the Collateral by Court process or through a receiver, Borrower hereby irrevocable waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Lender retain possession of and not dispose of any such Collateral until after trial or final judgment; (d) Require Borrower to assemble any or all of the Collateral and make it available to Lender at a place or places to be designated by Lender which is reasonably convenient to Lender and Borrower, and to remove the Collateral to such locations as Lender may deem advisable; (e) Place a receiver in exclusive control of Borrower’s business and/or any or all of the Collateral, in order to assist Lender in enforcing its rights and remedies; (f) Sell, reclaim, lease or otherwise dispose of all or any portion of the Collateral in its condition at the time Lender obtains possession or after further manufacturing, processing or repair; at any one or more public and/or private sale(s) (including execution sales); in lots or in bulk; for cash, exchange for other property or on credit; and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Lender shall have the right to conduct such disposition on Borrower's premises without charge for such time or times as Lender deems fit, or on Lender's premises, or elsewhere and the Collateral need not be located at the place of disposition. Lender may directly or through any affiliated company purchase or lease any Collateral at any such public disposition and, if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition at the time of sale; (g) Demand payment of, and collect any Accounts, Instruments, Chattel Paper, Supporting Obligations and General Intangibles comprising part or all of the Collateral; or (h) Demand and receive possession of any of Borrower's federal and state income tax returns and the books, records and accounts utilized in the preparation thereof or referring thereto. Any and all legal fees, expenses, costs, liabilities and obligations incurred by Lender with respect to the foregoing shall be added to and become part of the Obligations and shall be due on demand.

18.2 Application of Proceeds. The proceeds received by Lender from the disposition of or collection of any of the Collateral shall be applied to the Obligations in such manner as Lender shall determine in its sole discretion. If any deficiency shall arise, Borrower shall remain liable to Lender therefor. In the event that, as a result of the disposition of any of the Collateral, Lender directly or indirectly enters into a credit transaction with any third party, Lender shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of such credit transaction or deferring the reduction thereof until the actual receipt by Lender of cash therefor from such third party.

18.3 Online Access. Upon an Event of Default, all of Borrower’s rights and access to any online internet services that Lender makes available to Borrower shall be provisional pending Borrower’s curing of all such Events of Default. During such period of time, Lender may limit or terminate Borrower’s access to online services. Borrower acknowledges that the information Lender makes available to Borrower through online internet access, both before and after an Event of Default, constitutes and satisfies any duty to respond to a request for accounting or request regarding a statement of account that is referenced in the Uniform Commercial Code as enacted in the State of California.

18.4 Standards of Commercial Reasonableness. After an Event of Default, the parties acknowledge that it shall be presumed commercially reasonable and Lender shall have no duty to undertake to collect any Account, including those in which Lender receives information from an Account Debtor that a dispute exists. Furthermore, in the event Lender undertakes to collect or enforce an obligation of an Account Debtor or any other person obligated on the Collateral and ascertains that the possibility of collection is outweighed by the likely costs and expenses that will be incurred, Lender may at any such time cease any further collection efforts and such action shall be considered commercially reasonable. Before Borrower may, under any circumstances, seek to hold Lender responsible for taking any commercially unreasonable action, Borrower shall first notify Lender in writing, of all of the reasons why Borrower believes Lender has acted in any commercially unreasonable manner and advise Lender of the action that Borrower believes Lender should take.

18.5 Remedies Cumulative. In addition to the rights and remedies set forth in this Agreement, Lender shall have all other rights and remedies accorded a secured party under the Uniform Commercial Code as enacted in California and under any and all other applicable laws and in any other instrument or agreement now or hereafter entered into between Lender and Borrower and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Lender of one or more of its rights or remedies shall not be deemed an election, nor bar Lender from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Lender to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

19. Account Stated. Lender shall regularly make available to Borrower electronically a statement setting forth the transactions arising hereunder. Each statement shall be considered correct and binding upon Borrower as an account stated, except to the extent that Lender receives, within sixty (60) days after making such statement available, written notice from Borrower of any specific exceptions by Borrower to that statement, and then it shall be binding against Borrower as to any items to which it has not objected.

20. Amendment and Waiver. Only a writing signed by all parties hereto may amend this Agreement. No failure or delay in exercising any right hereunder shall impair any such right that Lender may have, nor shall any waiver by Lender hereunder be deemed a waiver of any default or breach subsequently occurring. Lender’s rights and remedies herein are cumulative and not exclusive of each other or of any rights or remedies that Lender would otherwise have.

21. Termination; Effective Date.

21.1. Subject to the Early Termination Fee, this Agreement will be effective on the date it is signed by Borrower and accepted by Lender (“Effective Date”), shall continue for the Term (such first Term being referred to as the “Initial Term”), and shall be automatically extended for successive Terms (each, a “Renewal Term”) unless Borrower shall provide 60 days prior written notice to Lender of its intention to terminate at the end of any Initial Term or Renewal Term whereupon this Agreement shall terminate on the date set forth in said notice upon successful repayment of all outstanding Obligations.

21.2. Lender may terminate this Agreement and demand immediate payment of all outstanding Obligations at any time and for any reason.

22. No Lien Termination without Release. In recognition of the Lender's right to have its legal fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Borrower, Lender shall not be required to record any terminations or satisfactions of any of Lender's liens on the Collateral unless and until Complete Termination has occurred. Borrower understands and agrees that this provision constitutes a waiver of its rights under §9-513 of the UCC.

23. Conflict. Unless otherwise expressly stated in any other agreement between Lender and Borrower, if a conflict exists between the provisions of this Agreement and the provisions of such other agreement with Lender, the provisions of this Agreement shall control.

24. Severability. In the event any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

25. Enforcement. This Agreement and all agreements relating to the subject matter hereof is the product of negotiation and preparation by and among each party and its respective attorneys and shall be construed accordingly.

26. Relationship of Parties. The relationship of the parties hereto shall be that of Borrower and Lender, and Lender shall not be a fiduciary of the Borrower, although Borrower may be a fiduciary of the Lender.

27. Legal Fees. Borrower agrees to reimburse Lender on demand for:

27.1. The actual amount of all costs and expenses, including legal fees (including costs of internal counsel), which Lender has incurred or may incur in;

27.1.1. Negotiating, preparing, or administering this Agreement and any documents prepared in connection herewith or in any way arising out of or in connection with this Agreement, and whether or not arising out of a dispute which does not involve Lender;

27.1.2. Protecting, preserving or enforcing any lien, security or other right granted by Borrower to Lender or arising under applicable law, whether or not suit is brought, including but not limited to the defense of any Avoidance Claims or the defense of Lender’s lien priority;

27.1.3. The actual costs, including photocopying (which, if performed by Lender's employees, shall be at the rate of $.10/page), travel, and legal fees and expenses incurred in complying with any subpoena or other legal process in any way relating to Borrower. and

27.1.4. The actual amount of all costs and expenses, including legal fees, which Lender may incur in enforcing this Agreement and any documents prepared in connection herewith, or in connection with any federal or state insolvency proceeding commenced by or against Borrower, including but not limited to those (a) arising out the automatic stay, (b) seeking dismissal or conversion of the bankruptcy proceeding, (c) opposing confirmation of Borrower's plan thereunder, or (d) validating Lender’s security interest or lien priority with respect to the Collateral.

27.2. This Section 27 shall survive termination of this Agreement.

28. Entire Agreement. No promises of any kind have been made by Lender or any third party to induce Borrower to execute this Agreement. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

29. Choice of Law. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the Chosen State.

30. Jury Trial Waiver. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY), THE OBLIGATIONS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE PARTIES ACTIONS IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT HEREOF OR THEREOF. THE PARTIES EACH ACKNOWLEDGE THAT SUCH WAIVER IS MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE NATURE OF THE RIGHTS AND BENEFITS WAIVED HEREBY, AND WITH THE BENEFIT OF ADVICE OF COUNSEL OF ITS CHOOSING. THE PARTIES EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.

IN THE EVENT THAT ANY PARTY HERETO ELECTS TO BRING ANY ACTION OR PROCEEDING IN THE STATE OF CALIFORNIA, RELATING TO THIS AGREEMENT OR ANY OF THE OBLIGATIONS, THE PARTIES AGREE THAT SUCH ACTION OR PROCEEDING SHALL BE TRIED SOLELY THROUGH A JUDICIAL REFEREE AS PROVIDED IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1. THE PARTIES FURTHER AGREE TO THE APPOINTMENT OF JAMS AS THE REFEREE APPOINTMENT TO CONDUCT THE TRIAL AND SUCH RELATED PROCEEDINGS. THE PARTIES AGREE THAT THE FILING OF ANY PRE-TRIAL MOTION OR ANY PRE-TRIAL PROVISIONAL REMEDY SHALL NOT OPERATE AS A WAIVER OF EACH PARTY’S RIGHT TO TRIAL SOLELY THROUGH A JUDICIAL REFEREE. THE PARTIES ACKNOWLEDGE THAT THE JUDICIAL REFEREE WILL LIKELY CHARGE FEES AND COSTS OVER AND ABOVE THOSE NORMALLY CHARGED BY A COURT. THE PARTIES AGREE TO INITIALLY EVENLY SPLIT THE FEES AND COSTS OF SUCH REFEREE BETWEEN THE PARTIES, SUBJECT TO SUCH FURTHER RULINGS BY THE REFEREE.

31. Venue; Jurisdiction. Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach hereof, shall, if Lender so elects, be instituted in any court sitting in the Chosen State, in the city in which Lender’s chief executive office is located, or if none, any court sitting in the Chosen State (the “Acceptable Forums”). Borrower agrees that the Acceptable Forums are convenient to it, and submits to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue. Should such proceeding be initiated in any other forum, Borrower waives any right to oppose any motion or application made by Lender to transfer such proceeding to an Acceptable Forum.

32. Service of Process. Borrower agrees that Lender may effect service of process upon Borrower by regular mail at the address set forth herein or at such other address as may be reflected in the records of Lender, or at the option of Lender by service upon Borrower’s agent for the service of process.

33. Assignment. Lender may assign its rights and delegate its duties hereunder. Upon such assignment, Borrower shall be deemed to have attorned to such assignee and shall owe the same obligations to such assignee and shall accept performance hereunder by such assignee as if such assignee were Lender.

34. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement electronically shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement electronically to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

35. Notice.

35.1. All notices required to be given to any party other than Lender shall be deemed given upon the first to occur of (a) a deposit thereof in a receptacle under the control of the United States Postal Service, (b) transmittal by electronic means to a receiver under the control of such party, or (c) actual receipt by such party or an employee or agent of such party. All notices to Lender shall be deemed given upon actual receipt by a responsible officer of Lender.

35.2. For the purposes hereof, notices for each party hereunder shall be sent to the addresses set forth as Address for such party on the face page hereof, or to such other addresses as each such party may in writing hereafter indicate.

36. Definitions and Index to Definitions. The following terms used within this Agreement shall have the following meaning. All capitalized terms not defined within this Agreement shall have the meaning set forth in the Uniform Commercial Code:

(a)  “Account Debtor” – any obligor on an Account.

(b)  “Advance” – The funding of all or any portion of the Face Amount of Account prior to collection.

(c)  “Advance Rate” – As stated in the General Rates and Fees.

(d)  “Avoidance Claim” - Any claim that any lien or payment received by Lender is avoidable under the Bankruptcy Code, any other debtor relief statute, including fraudulent conveyance claims, or through receivership, assignment for the benefit of creditors or any equivalent type payment recovery laws, rules or regulations intended to benefit creditors.

(e)  “Change of Control” – means the person or entity constituting the majority ultimate beneficial owner of the voting equity interests of Borrower (or having the ability to elect a majority of the board of directors of Borrower) as of the date hereof no longer constituting the majority ultimate beneficial owner of the voting equity interests of Borrower (or having the ability to elect a majority of the board of directors of Borrower).

(f)  “Chosen State” - California.

(g)  “Closed” - A Financed Account is closed upon receipt of full payment by Lender from an Account Debtor or from the Borrower (including its being charged to the Reserve Account).

(h)  “Collateral”- all assets of Borrower, whether now existing or hereafter acquired and wherever located, including, without limitation, all Borrower’s present and future Accounts, Chattel Paper (including Electronic Chattel Paper), Goods (including all returned or repossessed Goods, Inventory and Equipment), Equipment, Inventory, Commercial Tort Claims, Instruments, Deposit Accounts, Documents, Investment Property, and General Intangibles (including without limitation all tradenames, trademarks, tradestyles, licenses, payment intangibles, tax refunds and proceeds of insurance), licensing fees, royalties, Letter-of-Credit Rights, Letters of Credit, Supporting Obligations, all unpaid seller’s rights (including, without limitation, Borrower’s rights to stoppage in transit, replevin and reclamation), all leasehold improvements, and all products and cash and non-cash Proceeds of all the foregoing, together with all reserves and all moneys credited or payable to Borrower (whether credited or payable to Borrower pursuant to this Agreement or in a deposit account maintained with Lender, or otherwise), all rights and credit balances of Borrower under any factoring, financing, loan or credit agreements with Lender or otherwise, and, any of Borrowers property at any time in Lender’s possession, and in all Books and Records.

(i)  “Complete Termination” – Complete Termination occurs upon satisfaction of the following conditions: (1) Payment in full in cash of all Obligations of Borrower to Lender; (2) If Lender has issued or caused to be issued guarantees, promises, or letters of credit on behalf of Borrower, acknowledgement from any beneficiaries thereof that Lender or any other issuer has no outstanding direct or contingent liability therein; and (3) Borrower has executed and delivered to Lender a general release in the form required by Lender and complied with Section 21.1.

(j)  “Concentration Limit” - As stated in the General Rates and Fees.

(k)  “Default Rate” – the lesser of: (1) 6% above the Facility Rate and (2) the highest default rate permitted by applicable law.

(l)  “Events of Default” - See Section 17.1.

(m)  “Exposed Payments” – Payments received by Lender from or for the account of an Account Debtor that has become subject to a bankruptcy proceeding, to the extent such payments cleared the Account Debtor’s deposit account within ninety (90) days of the commencement of said bankruptcy case.

(n)  “Face Amount” - the amount invoiced on an Account at the time of the applicable Advance.

(o)  “Facility Fee” – As stated in the General Rates and Fees.

(p)  “Facility Rate” – As stated in the General Rates and Fees.

(q)  “Financed Accounts” – Accounts for which a corresponding Advance has been made hereunder which have not been Closed.

(r)  “Financing Fee” – As stated in the General Rates and Fees .

(s)  “Intellectual Property” – all intellectual and similar property, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; domain names, all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

(t)  “Invoice” - The document that evidences or is intended to evidence an Account.

(u)  “Late Payment Date” – One hundred twenty (120) days from the original invoice date.

(v)  “Misdirected Payment Fee” – Unless otherwise stated in the General Rates and Fees, 20% of the amount of any payment (but in no event less than $1,000) on account of a Financed Account which has been received by Borrower and not delivered in kind to Lender within four (4) business days following the date of receipt by Borrower, or 30% of the amount of any such payment which has been received by Borrower as a result of any action taken by Borrower to cause such payment to be made to Borrower.

(w)  “Obligations” - All present and future obligations owing by Borrower to Lender whether arising hereunder or otherwise, whether direct or indirect, absolute or contingent, due or to become due and whether arising before, during or after the commencement of the filing of any petition in bankruptcy by or against Borrower or the commencement of any other insolvency proceedings with respect to Borrower. Without limiting the generality hereof, Borrower acknowledges and agrees that the term "Obligations" shall include, all ledger debt of Borrower, which shall mean and include all indebtedness of Borrower now or hereafter owing to a third party, which Lender or any of Lender’s affiliates has heretofore or hereafter purchased from such third party, acquires by way of assignment, or in which Lender or any of Lender’s affiliates has heretofore or hereafter acquires a security interest, whether as a result of Lender financing the accounts receivable of such third party or otherwise. Borrower acknowledges that Lender will be relying upon this provision in financing the accounts receivable of such third parties (consisting of indebtedness and obligations now or hereafter due from Borrower to such third parties), as well as in permitting Account Debtors to incur other indebtedness due to Borrower, but nothing herein shall constitute a commitment of any kind by Lender to factor or finance the accounts receivable of any third party to the extent they represent amounts owing by Borrower to such third parties.

(x)  “Outstanding Amount” – The aggregate amount of Advances outstanding at any time of determination.

(y)  “Parties” - Borrower and Lender.

(z)  “Prime Rate” means the greater of: (a) 7.5%, and (b) the highest rate published from time to time by the Wall Street Journal as the Prime Rate for such day, or, in the event the Wall Street Journal ceases to publish the Prime Rate, the base, reference or other rate then designated by Wells Fargo Bank for general commercial loan reference purposes, it being understood that such rate is a reference rate, not necessarily the lowest, established from time to time, which serves as the basis upon which effective interest rates are calculated for loans making reference thereto (and, if any such announced rate is below zero, then the rate determined pursuant to this clause (b) shall be deemed to be zero). The effective interest rate applicable to undersigned’s loans shall change on the date of each change in the Wall Street Journal Prime Rate.

(aa)  “Renewal Term” – As set forth in Section 21.1

(bb)  “Required Reserve Amount” - The Reserve Percentage multiplied by the unpaid balance of Financed Accounts.

(cc)  “Reserve Account” - A bookkeeping account on the books of the Lender representing the portion of the Face Amount of the Financed Account which has not been paid by Lender to Borrower, maintained by Lender to ensure Borrower's performance with the provisions hereof.

(dd)  “Reserve Percentage” - 100% less the Advance Rate. The Reserve Percentage may be increased or decreased at any time in Lender’s sole discretion.

(ee)  “Reserve Shortfall” - The amount by which the Reserve Account is less than the Required Reserve Amount.

(ff)  “Restricted Industry” – any of the following industries: adult entertainment, firearm or ammunition sales or manufacturing, or gambling.

(gg)  “Servicing Fee” As stated in the General Rates and Fees.

(hh)  “Term” – As stated in the General Rates and Fees.

(ii)  “Termination Fee” – As stated in the General Rates and Fees.

(jj)  “UCC” – The Uniform Commercial Code as adopted in the Chosen State or, if applicable, the state in which the Borrower is deemed located under the UCC in the Chosen State.

[SIGNATURES AGREEING TO THE STANDARD TERMS AND CONDITIONS APPEAR ON THE FIRST PAGE]

SCHEDULE 12.4

PERMITTED INDEBTEDNESS FOR BORROWED MONEY

[Omitted]

SCHEDULE 14.3

FORMER NAMES AND TRADE NAMES

[OMITTED]

SCHEDULE 14.8

DISCLOSURE OF REGISTERED PATENTS, COPYRIGHTS, AND TRADEMARKS

[OMITTED]

Title	Country	Application Number	Filing Date	Patent Number	Issue Date	Owner
MULTI-PLAYER GAMING ON PUBLIC DISPLAYS	US	62/075,357	05-Nov-2014			Super League Gaming, Inc.
GAME SYSTEM	WO	PCT/US2015/029532	06-May-2015
MULTI-USER GAME SYSTEM WITH TRIGGER-BASED GENERATION OF PROJECTION VIEW	US	15/179,868	10-Jun-2016	10,946,274	16-Mar-2021	Super League Gaming, Inc.
MULTI-USER GAME SYSTEM WITH CHARACTER-BASED GENERATION OF PROJECTION VIEW (TRACK 1)	US	15/179,878	10-Jun-2016	10,702,771	07-Jul-2020	Super League Gaming, Inc.
MULTI-USER GAME SYSTEM WITH CHARACTER-BASED GENERATION OF PROJECTION VIEW	US	16/922,877	07-Jul-2020	11,534,683	27-Dec-2022	Super League Gaming, Inc.
CLOUD-BASED GAME STREAMING	US	62/702,900	24-Jul-2018			Super League Gaming, Inc.
CLOUD-BASED GAME STREAMING	US	16/250,843	17-Jan-2019	11,260,295	01-Mar-2022	Super League Gaming, Inc.
CLOUD-BASED GAME STREAMING	WO	PCT/US2019/042859	22-Jul-2019
CLOUD-BASED GAME STREAMING	US	17/169,110	05-Feb-2021	11,794,102	24-Oct-2023	Super League Gaming, Inc.
INTELLIGENT PRIORITIZATION AND MANIPULATION OF STREAM VIEWS	US	17/188,913	01-Mar-2021	11,794,119	24-Oct-2023	Super League Gaming, Inc.
(SLG-004) INTELLIGENT SYNCHRONIZATION OF MEDIA STREAMS	US	17/217,863	30-Mar-2021	11,601,698	07-Mar-2023	Super League Gaming, Inc.

PATENTS AND PATENT APPLICATION